Exhibit 99.2

RESCISSION OFFER

ACCEPTANCE FORM

[First Name][Last Name]

[LINE_1_AD]

[LINE_2_AD]

[LINE_3_AD]

[City], [State] [Zip]

TO REJECT THE RESCISSION OFFER, YOU DO NOT NEED TO DO ANYTHING.

TO ACCEPT THE RESCISSION OFFER, CHECK THE BOX BELOW. THEN SIGN AND RETURN THIS FORM IN THE PRE-ADDRESSED, POSTAGE-PAID ENVELOPE PROVIDED AND ENSURE ITS RECEIPT BY 4:00 P.M., EASTERN TIME, ON JUNE 30, 2017 (THE “EXPIRATION DATE”).

☐	I ACCEPT THE RESCISSION OFFER

By signing below, effective as of the Expiration Date, I hereby accept the Rescission Offer as described in the prospectus dated May 30, 2017 (the “Prospectus”), of Aerojet Rocketdyne Holdings, Inc., formerly known as GenCorp Inc. (the “Company”) and other materials received. I further acknowledge receipt of the Prospectus, pursuant to which the Company offers to rescind (the “Rescission Offer”) the sale of shares of common stock of the Company (i) included in certain units (the “Units”) in the Aerojet Rocketdyne Holdings Stock Fund (formerly the GenCorp Stock Fund) of the Aerojet Rocketdyne Retirement Savings Plan (formerly known as the GenCorp Retirement Savings Plan) (the “Plan”) that were purchased by me or contributed by the Company through matching contributions or (ii) rolled over or distributed to me (or my IRA or eligible retirement plan) from the Plan, during the period from June 30, 2007, to June 29, 2008 (the “Rescission Period”).

If I still have a Plan account, I acknowledge that payments to my Plan account (pursuant to my acceptance of the Rescission Offer) will be invested in the American Funds Target Date Retirement Fund Class R-6.

If I do not have an active Plan account, I acknowledge that a Plan account will be re-established on my behalf and proceeds will be invested in the American Funds Target Date Retirement Fund Class R-6. Once my Plan account is established, I understand that I can make an exchange to a different investment option available under the Plan or request a distribution from the Plan (subject to Plan rules).

Complete this information only if you received a distribution in shares of common stock of the Company that were attributable to Units of the Aerojet Rocketdyne Holdings Stock Fund purchased or received during the Rescission Period (refer to your Personalized Rescission Offer Statement). See additional important information the reverse side of this form.

Number of shares still held ________ Number of shares previously sold ________

_____________________________________________________________________________________
Signature

______________________________________	_______________________________________
Telephone number (during business hours)	E-mail address

IMPORTANT INFORMATION IF YOU RECEIVED AN IN-KIND DISTRIBUTION
OF SHARES OF COMMON STOCK OF THE COMPANY

As part of your acceptance of the Rescission Offer, you also must return a copy of your stock certificate or other evidence of your stock ownership acceptable to the Company for any shares still held or return proof of loss on the sale(s) of such shares. Return the following documentation with the Rescission Offer Acceptance Form in the pre-addressed, postage-paid envelope provided.

•	For shares you still hold, return a copy of your stock certificate or other evidence of your stock ownership acceptable to the Company with this Rescission Offer Acceptance Form. If we determine that you are eligible to participate in this Rescission Offer, we will request delivery of either electronic transfer of your shares or your original stock certificate. If we require receipt of your original stock certificate, all registered owners must sign either the stock certificate with medallion signature guarantee or a stock power with medallion signature guarantee.
•	For shares you may have sold at a loss, return proof of loss with this Rescission Offer Acceptance Form. Such proof of loss must be in a form acceptable to the Company, such as a broker’s confirmation or monthly statement.

Stock certificates surrendered hereby must be endorsed or surrendered with an appropriate instrument of transfer (a signed stock power), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificates. Signatures on such certificates or transfer instruments must be guaranteed by a recognized member of the Medallion Signature Guaranty Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934. Medallion Signature Guaranty Program member institutions are typically banks, brokerage firms and other financial services companies.

If any certificate that a participant desires to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify the Fidelity Retirement Benefits Line at 1-800-890-4015, Monday through Friday between the hours of 8:30 a.m. and 11:00 p.m., Eastern Time. The holder will then be directed as to the steps that must be taken to replace the certificate. The Rescission Offer Acceptance Form cannot be processed until the procedures for replacing mutilated, lost, destroyed or stolen certificate(s) have been followed.

Information was provided by Aerojet Rocketdyne Holdings, Inc. Fidelity Investments is not responsible for its content.